Exhibit 10.07
Commitment Letter Regarding Unfulfilled Commitment on Binding Measures
Given that ACM Research (Shanghai), Inc. (hereinafter referred to as the “issuer”) intends to issue an initial public offering and be listed on the Science and Technology Board (hereinafter referred to as “this issuance and listing”), the enterprise / I, as the controlling shareholder / actual controller of the issuer, make(s) the following commitment:
I. The enterprise / I guarantee(s) to strictly fulfill all obligations and responsibilities in all public commitments disclosed in the issuer’s listing [***].
II. If the enterprise / I fail(s) to fully or effectively fulfill the public commitments for reasons other than force majeure, then the enterprise / I will promise to take the following measures according to the specific circumstances:
1. The enterprise / I will publicly explain the specific reasons for the failure to fulfill the commitments in the disclosure media designated by the general meeting of the shareholders and the China Securities Regulatory Commission (hereinafter referred to as the “China Securities Regulatory Commission”);
2. If the enterprise / I fail(s) to perform the public commitments causing the investor to suffer losses in the securities transaction, the enterprise / I will compensate the investor for the losses according to law ;
3. Until the enterprise / I completely eliminate(s) all adverse effects caused by the failure of the enterprise / myself to fulfill the relevant commitments, the enterprise / I will not temporarily receive dividends distributed or dividend shares distributed by the issuer;
4. If the enterprise / I obtain(s) economic benefits due to failure to perform the public commitments, the income belongs to the issuer, and the enterprise / I shall pay it within five working days from the date of obtaining such income to an account designated by the issuer.
III. If the enterprise / I fail(s) to fulfill the public commitments due to force majeure, the enterprise / I need(s) to make a new commitment (for the relevant commitments, relevant approval procedures need to be performed in accordance with laws and regulations and the issuer’s articles of association) and accept the following binding measures until the new commitment is fulfilled or the corresponding remediation measures are implemented:
1. Publicly explain the specific reasons for non-performance at the general meeting of the shareholders and the disclosure media designated by the China Securities Regulatory Commission;
2. Research the treatment plan as soon as possible to reduce the loss of investor’s interests to the minimum, in order to protect the investor’s interests as much as possible.

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(There is no text on this page, it is the signature page of Commitment Letter Regarding Unfulfilled Commitment on Binding Measures)

ACM RESEARCH, INC.

Signature: /s/ Hui Wang

Name: HUI WANG

Title: Authorized representative

Date: Year Month Day

(There is no text on this page, it is the signature page of Commitment Letter Regarding Unfulfilled Commitment on Binding Measures)

/s/ Hui Wang

HUI WANG

Date: Year Month Day